UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney Street, Suite 402 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

(617) 401-9975

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On April 6, 2018, Synlogic, Inc., a Delaware corporation (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with a large mutual fund investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investor (the “Public Offering”), an aggregate of 3,280,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), at an offering price of $9.15 per share for gross proceeds of approximately $30.0 million before deducting the placement agent fee and related offering expenses. The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-220948), which was filed with the Securities and Exchange Commission (the “Commission”) on October 13, 2017 and was declared effective by the Commission on October 25, 2017 (the “Registration Statement”).

On April 6, 2018, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Leerink Partners LLC, (“Leerink” or the “Placement Agent”) pursuant to which the Company engaged Leerink as the sole placement agent in connection with the Offering. The Placement Agent agreed to use its commercially reasonable efforts to arrange for the sale of the Shares. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 3.0% of the gross proceeds from the sale of the Shares. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the Subscription Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 and 1.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On April 6, 2018, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement dated as of April 6, 2018, by and between Synlogic, Inc. and Leerink Partners LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Subscription Agreement, dated as of April 6, 2018, by and among Synlogic, Inc. and the Investors.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release of Synlogic, Inc. dated April 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2018	Synlogic, Inc.

	By:	/s/ Todd Shegog
	Name:	Todd Shegog
	Title:	Chief Financial Officer